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Exhibit 99.1

EXECUTION COPY

DATED    DECEMBER 2003

MARCONI BONDING LIMITED
AS COMPANY

AND

HSBC BANK plc
AS ISSUING BANK

AMENDMENT AGREEMENT
RELATING TO A
SECURITY OVER CASH AGREEMENT
DATED 10 MAY 2002

THIS DEED is dated    December 2003 and made between:

(1)
MARCONI BONDING LIMITED registered no. 3818628 (the "Company");

(2)
HSBC BANK plc as issuing bank (the "Issuing Bank").

RECITALS:

(A)
The Issuing Bank made available a bonding facility to the Company pursuant to a bonding facility letter (the "Bonding Facility Letter") dated 10 May 2002 from the Issuing Bank, Barclays Bank PLC and, by accession, JPMorgan Chase Bank to the Company on the basis that 100 per cent cash collateral would be deposited by the Company with the Issuing Bank as security for any bonds issued thereunder by the Issuing Bank on behalf of the Company pursuant to the terms of a security over cash agreement dated 10 May 2002 between the Company and the Issuing Bank (the "Original Security Over Cash Agreement").

(B)
The Issuing Bank made available a bonding facility to the Company pursuant to a bonding facility letter dated 8 February 2002 from the Issuing Bank and Barclays Bank PLC to the Company. The Company has requested that the bonds made available by the Issuing Bank under such bonding facility be migrated so that such bonds are made available under the Bonding Facility Letter.

(C)
The Company has requested that the amount of cash collateral required by the Issuing Bank be reduced and the Issuing Bank has agreed, subject to the terms and conditions set out in a letter (the "Amendment Letter") from the Issuing Bank to the Company dated     December 2003, to amend the Original Security Over Cash Agreement as set out below.

IT IS AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION

1.1
Definitions

  In this Agreement:

  "Amended Agreement" means the Original Security Over Cash Agreement, as amended by this Agreement.

  "Bonding Documents" has the meaning given in the Bonding Facility Letter.

  "Effective Date" means the date on which the Issuing Bank confirms to the Company that each of the conditions to the effectiveness of the Amendment Letter has been satisfied.

1.2
Incorporation of Defined Terms

(a)
Unless a contrary indication appears, a term used in any other Bonding Document to which the Issuing Bank is a party or in any notice given under or in connection with any Bonding Document to which the Issuing bank is a party has the same meaning in that Bonding Document or notice as in this Agreement.

(b)
The principles of construction set out in paragraph 1 of the Bonding Facility Letter shall have effect as if set out in this Agreement.

1.3
Clauses

(a)
In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

(b)
Clause and Schedule headings are for ease of reference only.

1

2.
AMENDMENT

2.1
Amendment of the Original Security Over Cash Agreement

  With effect from the Effective Date, the Original Security Over Cash Agreement shall be amended as set out in Schedule 1 (Amendments to Original Security Over Cash Agreement).

3.
REPRESENTATIONS

  The Company repeats to the Issuing Bank the representations set out in Clause 5 (Representations and Warranties) of the Bonding Facility Letter as if each reference in those representations to "the Bonding Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

4.
CONTINUITY AND FURTHER ASSURANCE

4.1
Continuing obligations

  The provisions of the Original Security Over Cash Agreement shall, save as amended in this Agreement, continue in full force and effect.

4.2
Further assurance

  The Company shall, at the request of the Issuing Bank and at its own expense, do all such acts and things reasonably necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.
FEES, COSTS AND EXPENSES

5.1
Transaction expenses

  The Company shall promptly on demand pay the Issuing Bank the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2
Enforcement costs

  The Company shall, within three business days of demand, pay to the Issuing Bank the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under this Agreement.

5.3
Stamp taxes

  The Company shall pay and, within three business days of demand, indemnify the Issuing Bank against any cost, loss or liability it incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement.

6.
MISCELLANEOUS

6.1
Governing Law and Jurisdiction

  This Agreement shall be governed by English law and, for the Issuing Bank's benefit, the English courts shall have exclusive jurisdiction to settle any disputes which may arise from or in connection with it.

6.2
Designation as Bonding Document

  The Company and the Issuing Bank designate this Agreement as a Bonding Document by execution of this Agreement for the purposes of the definition of Bonding Documents in the Bonding Facility Letter.

2

6.3
Counterparts

  This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS DEED has been signed on behalf of the Issuing Bank and executed as a deed by the Company and entered into and delivered on the date stated at the beginning of this Agreement.

3

SCHEDULE 1

Amendments to Original Security Over Cash Agreement

1.
New definitions shall be inserted in Clause 1.2 as follows:

  "Euro Equivalent" means, in relation to an amount of a currency other than Euro, the amount of Euro required to purchase such other currency amount at the Issuing Bank's spot rate of exchange for the purchase of such other currency with Euro at or about 11.00 am on the date on which calculation is required.

  "Release Notice" means a release notice in the form set out in Schedule 1.

  "Release Amount" means the part of a Deposit or Deposits referred to in a Release Notice.

2.
Clause 3.3.2 shall be deleted in full and the layout of Clause 3.3 amended accordingly.

3.
A new Clause 3.6 shall be inserted as follows:

"3.6
Following a written request from the Company the Issuing Bank may (in its sole discretion) agree to release part of a Deposit from the charge created pursuant to Clause 2.1 by issuing to the Company a Release Notice. On the issue of a Release Notice the Issuing Bank shall promptly pay the Release Amount into an account held by the Company with the Issuing Bank and the Release Amount shall be automatically released from the charges created pursuant to Clause 2.1. The Company may withdraw the Release Amount from its account subject to the terms and conditions thereof."

4.
A new Clause 3.7 shall be inserted as follows:

"3.7
No Deposit shall mature pursuant to either Clause 3.2 or Clause 3.3 if the aggregate amount of all Deposits is less than the Minimum Balance. The Minimum Balance may be adjusted at the discretion of the Issuing Bank; provided that the Minimum Balance shall not be more than 100% of the aggregate of the Outstanding Liability Amount of each Bond issued by the Issuing Bank (or if a Bond is not denominated in Euro its Euro Equivalent). In the event that the aggregate of the Outstanding Liability Amount of each Bond issued by the Issuing Bank (of if a Bond is not denominated in Euro its Euro Equivalent) is below the Minimum Balance (the amount of such difference being the "Excess Collateral"), the Issuing Bank shall upon the request of the Company agree to reduce the Minimum Balance by the amount of the Excess Collateral and shall issue a Release Notice in respect of the Excess Collateral".

5.
A new Schedule 1 shall be inserted as follows:

4

SCHEDULE 1

Form of Release Notice

[HSBC Bank plc headed paper]

To:
The Directors

  Marconi Bonding Limited
  New Century Park
  Allard Way
  Coventry CV3 1HJ

  [Date]

Dear Sirs

Security Over Cash Agreement dated 10 May 2002 (the "Security Over Cash Agreement"): Release Notice

1.
We refer to the Security Over Cash Agreement. Terms defined in the Security Over Cash Agreement shall have the same meaning herein.

2.
This is a Release Notice and is issued pursuant to Clause 3.6 of the Security Over Cash Agreement.

3.
The Release Amount of each Deposit for the purpose of this Release Notice is as follows:

Deposit [ ]	Amount [ ]
4.
The aggregate Release Amount is [amount].

5.
The Release Amount has been paid into [account details]

Yours faithfully

[                        ]

For and on behalf of
 HSBC Bank plc

5

SIGNATURES

The Company

EXECUTED as a DEED by
 MARCONI BONDING LIMITED

By:

The Issuing Bank

HSBC BANK plc

By:

6

EXECUTION COPY

DATED    DECEMBER 2003

MARCONI BONDING LIMITED
AS COMPANY

AND

HSBC BANK plc
AS ISSUING BANK

AMENDMENT AGREEMENT
RELATING TO A
COUNTER INDEMNITY AGREEMENT
DATED 10 MAY 2002

THIS AGREEMENT is dated    December 2003 and made between:

(1)
MARCONI BONDING LIMITED registered no. 3818628 (the "Company");

(2)
HSBC Bank plc as issuing bank (the "Issuing Bank").

RECITALS:

(A)
The Issuing Bank made available a bonding facility to the Company pursuant to a bonding facility letter (the "Bonding Facility Letter") dated 10 May 2002 from the Issuing Bank, Barclays Bank PLC and, by accession, JPMorgan Chase Bank to the Company on the basis that 100 per cent cash collateral would be deposited by the Company with the Issuing Bank as security for any bonds issued thereunder by the Issuing Bank on behalf of the Company and the Company agreed to indemnify the Issuing Bank in relation to such bonds under a counter indemnity agreement dated 10 May 2002 between the Company and the Issuing Bank (the "Original Counter Indemnity Agreement").

(B)
The Issuing Bank made available a bonding facility to the Company pursuant to a bonding facility letter dated 8 February 2002 from the Issuing Bank and Barclays Bank PLC to the Company. The Company has requested that the bonds made available by the Issuing Bank under such bonding facility be migrated to be made available under the Bonding Facility Letter.

(C)
The Company has requested that the amount of cash collateral required by the Issuing Bank be reduced and the Issuing Bank has agreed, subject to the terms and conditions set out in a letter (the "Amendment Letter") from the Issuing Bank to the Company dated    December 2003, to amend the Original Counter Indemnity Agreement as set out below.

IT IS AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION

1.1
Definitions

  In this Agreement:

  "Amended Agreement" means the Original Counter Indemnity Agreement, as amended by this Agreement.

  "Bonding Documents" has the meaning given in the Bonding Facility Letter.

  "Effective Date" means the date on which the Issuing Bank confirms to the Company that each of the conditions to the effectiveness of the Amendment Letter has been satisfied.

1.2
Incorporation of Defined Terms

(a)
Unless a contrary indication appears, a term used in any other Bonding Document to which the Issuing Bank is a party or in any notice given under or in connection with any Bonding Document to which the Issuing Bank is a party has the same meaning in that Bonding Document or notice as in this Agreement.

(b)
The principles of construction set out in paragraph 1 of the Bonding Facility Letter shall have effect as if set out in this Agreement.

1.3
Clauses

(a)
In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

(b)
Clause and Schedule headings are for ease of reference only.

2.
AMENDMENT

2.1
Amendment of the Original Counter Indemnity Agreement

  With effect from the Effective Date, the Original Counter Indemnity Agreement shall be amended as set out in Schedule 1 (Amendments to Original Counter Indemnity Agreement).

3.
REPRESENTATIONS

  The Company repeats to the Issuing Bank the representations set out in Clause 5 (Representations and Warranties) of the Bonding Facility Letter as if each reference in those representations to "the Bonding Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

4.
CONTINUITY AND FURTHER ASSURANCE

4.1
Continuing obligations

  The provisions of the Original Counter Indemnity Agreement shall, save as amended in this Agreement, continue in full force and effect.

4.2
Further assurance

  The Company shall, at the request of the Issuing Bank and at its own expense, do all such acts and things reasonably necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.
FEES, COSTS AND EXPENSES

5.1
Transaction expenses

  The Company shall promptly on demand pay the Issuing Bank the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2
Enforcement costs

  The Company shall, within three business days of demand, pay to the Issuing Bank the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under this Agreement.

5.3
Stamp taxes

  The Company shall pay and, within three business days of demand, indemnify the Issuing Bank against any cost, loss or liability it incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement.

6.
MISCELLANEOUS

6.1
Governing Law and Jurisdiction

  This Agreement shall be governed by English law and, for the Issuing Bank's benefit, the English courts shall have exclusive jurisdiction to settle any disputes which may arise from or in connection with it.

6.2
Designation as Bonding Document

  The Company and the Issuing Bank designate this Agreement as a Bonding Document by execution of this Agreement for the purposes of the definition of Bonding Documents in the Bonding Facility Letter.

2

6.3
Counterparts

  This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

3

SCHEDULE 1
Amendments to Original Counter Indemnity Agreement

1.
New definitions shall be inserted in Clause 1.2 as follows:

  "Minimum Balance" means an amount of €35,400,000 (or its equivalent in any Relevant Currency) or such other amount as, following a written request from the Company, the Issuing Bank may (in its sole discretion) or shall in accordance with Clause 3.7 of the Security Over Cash Agreement agree.

2.
Clause 4.1 shall be deleted and replaced as follows:

  "As security for its obligations under Clause 3 above, the Company undertakes that it shall, subject to Clause 3.7 of the Security Over Cash Agreement, maintain a deposit (a "Deposit") in the Relevant Accounts at all times, equal to or greater than the Minimum Balance. The Issuing Bank may at any time request that the Company increase the amount of the Deposit so that the Deposit is equal to up to an amount of the Outstanding Liability Amount of each Bond and the Company agrees to increase the Deposit in accordance with such request within five business days of the Issuing Bank making such request."

3.
Clause 4.2 and Clause 4.3 shall be deleted and Clause 4.4 shall be renumbered Clause 4.2.

4.
Clause 5 (Revaluation) shall be deleted in full and Clauses 6 to 9 renumbered accordingly.

4

SIGNATURES

The Company

MARCONI BONDING LIMITED

By:

The Issuing Bank

HSBC BANK plc

By:

5

HSBC Bank plc

The Directors
Marconi Bonding Limited
New Century Park
Allard Way
Coventry CV3 1HJ

        December 2003

Dear Sirs

Bonding Facility Letter dated 8 February 2002 from HSBC Bank plc and Barclays Bank PLC to Marconi Bonding Limited (the "First Bonding Facility Letter").

Bonding Facility Letter dated 10 May 2002 from HSBC Bank plc, Barclays Bank PLC and, by accession, JP Morgan Chase Bank to Marconi Bonding Limited (the "Second Bonding Facility Letter").

We refer to the First Bonding Facility Letter and the Second Bonding Facility Letter. Terms defined in the Bonding Documents (as defined in the Second Bonding Facility Letter) and not otherwise defined in this letter shall have the meaning given in the Bonding Documents.

This letter sets out the terms and conditions on which we have agreed that the Bonds made available under the First Bonding Facility shall be migrated to the Second Bonding Facility and part of the cash collateral for the Bonds shall be released.

1.     INTERPRETATION

1.1
For the purpose of this letter:

  "Amendment Agreements" mean the Counter Indemnity amendment agreement in the form set out in Schedule 3 and the Security Over Cash Agreement amendment agreement in the form set out in Schedule 4;

  "Effective Date" means the date on which HSBC informs the Company that it has received the documents and evidence set out in Schedule 1 in form and substance satisfactory to it;

  "First Bonding Facility Documents" means the Bonding Documents (as defined in the First Bonding Facility Letter) to which, amongst others, HSBC and the Company are a party;

  "Migrated Bonds" means the Bonds specified in Schedule 2, being all outstanding Bonds which have been issued by HSBC under the First Bonding Facility; and

  "Second Bonding Facility" means the bonding facility made available by HSBC to the Company pursuant to the Second Bonding Facility Letter.

2.     FIRST BONDING FACILITY

  With effect from the Effective Date, HSBC agrees that the Company shall have no further obligations and liabilities to HSBC under the First Bonding Facility Documents, save in relation to any fees or other amounts which may fall due for payment on or before the Effective Date.

3.     MIGRATED BONDS

  With effect from the Effective Date:

  3.1.1
  each of the Migrated Bonds shall be deemed to be Bonds issued by HSBC at the request of the Company under the Second Bonding Facility, and shall be taken into account when determining the Utilised Amount applicable to HSBC; and

  3.1.2
  all references in the Bonding Documents to Bonds issued by HSBC shall be deemed to include the Migrated Bonds and, without limitation:

  (A)
  the Counter Indemnity given in favour of HSBC shall extend to the Outstanding Liability Amount of each Migrated Bond; and

  (B)
  the Secured Obligations under the Security Over Cash Agreement given in favour of HSBC shall extend to the Counter Indemnity as so amended.

  3.1.3
  no further fees and commission will accrue or become payable by the Company under paragraph 4 (Commission) of the First Bonding Facility Letter and all accrued fees and commission shall be immediately due and payable; and

  3.1.4
  fees shall accrue in respect of each Migrated Bond under paragraph 4 (Commission) of the Second Bonding Facility Letter as if each Migrated Bond had been issued under the Second Bonding Facility Letter.

4.     SECOND BONDING FACILITY

  With effect from the Effective Date, the Amendment Agreements shall become effective.

5.     RELEASE OF DEPOSITS

  On the Effective Date, HSBC shall:

  5.1.1
  release from the Cash Collateral Agreement (as defined in the First Bonding Facility Letter) granted in its favour, the balance of the Accounts subject thereto; and

  5.1.2
  issue a Release Notice (as defined in the Amendment Agreements) in respect of the amount in excess of the Minimum Balance of the Deposit in respect of the Second Bonding Facility and shall pay such amounts into account [insert details] or to such account as the Company directs.

6.     ADDITIONAL FEE

  As consideration for HSBC agreeing to the migration and release set out above and the amendments set out in the Amendment Agreements the Company agrees that an additional fee of an amount equal to 1 per cent. per annum of the Outstanding Liability Amount of each Bond (including each Migrated Bond) pro rated for the period to which such fee relates shall be payable by the Company to HSBC (with effect from the Effective Date) on each occasion the fee required to be paid in relation to that Bond pursuant to Clause 4 (Commission) of the Second Bonding Facility Letter is payable.

7.     MISCELLANEOUS

  Clause 6 (Costs, Expenses and Taxes) and Clause 9 (Notices) to Clause 14 (Successors) of the Bonding Facility Letter shall apply mutatis mutandis as if set out in full in this letter and you agree that this letter is a Bonding Document and each reference to a Bonding Document in each of the Bonding Documents (as amended) and the clauses of the Second Bonding Facility Letter applying mutatis mutandis to this letter shall be construed to include a reference to this letter.

8.     GOVERNING LAW AND JURISDICTION

  This letter shall be governed by English law and, for our benefit, the English courts shall have exclusive jurisdiction to settle any disputes which may arise from or in connection with it.

        Please arrange for the enclosed copy of this letter and the Amendment Agreements to be signed and returned to us.

Yours faithfully,

for and on behalf of
 HSBC Bank plc

We agree to the above

for and on behalf of
 Marconi Bonding Limited

SCHEDULE 1

CONDITIONS PRECEDENT

1.
An executed copy of each of this letter, and the Amendment Agreements.

2.
A copy of a resolution of your board of directors:

(a)
approving the terms of, and the transactions contemplated by this letter and the Amendment Agreements;

(b)
authorising a specified person or persons to execute this letter and the Amendment Agreement on your behalf; and

(c)
authorising a specified person or persons, on your behalf, to sign and/or despatch all documents and notices to be signed or despatched by you under or in connection with this letter or the Amendment Agreements.

3.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.
Evidence that your memorandum and articles of association have not changed since they were last provided to us, or if changed, certified copies of such changes.

5.
Evidence that all accrued fees and commission payable by the Company to HSBC under the First Bonding Facility Documents have been paid in full.

SCHEDULE 2

MIGRATED BONDS

Reference	Beneficiary	Type	Local	Currency	Rate	GBP	Issue	Expiry
39017	Omnitel Pronto Italia S.p.A.	PB	9,000,000	EUR	1.4348	6,272,651	17.12.01	31.12.04
	Indemnity Insurance Co of North America	SBLC	3,000,000	USD	1.7199	1,744,287	01.01.02	29.09.04
102/168625	R A Rohmtenica	PB	1,406,026	EUR	1.4348	979,946	11.02.02	30.06.04
102/168627	C N Romtehnica SA	PB	953,972	EUR	1.4348	664,881	01.01.02	31.03.04
102/166329	Merseyside Fire Service	PB	600,000	GBP	1.0000	600,000	20.11.01	21.12.06
102/168046	Secretary of State for Transport	PB	423,527	GBP	1.0000	423,527	15.01.02	04.03.06
62366	Ministry of Defence Turkey	ADV	700,000	USD	1.7199	407,000	20.12.01	20.12.04
102/166907	Albacom S.p.A.	PB	500,000	EUR	1.4348	348,481	01.01.02	15.09.06
16756	Guernsey Police	PB	251,257	GBP	1.0000	251,257	02.01.02	31.01.04
62364	Ministry of Defence Turkey	PB	285,400	USD	1.7199	165,940	20.12.01	20.12.04
102/167813	World Tender Industrial Ltd	PB	20,191,200	JPY	188.3580	107,196	07.01.02	26.01.04
102/167862	Onitelecom—Infocomunicacoes SA	ADV	144,625	EUR	1.4348	100,798	09.01.02	30.04.04
102/167863	Onitelecom—Infocomunicacoes SA	ADV	87,840	EUR	1.4348	61,221	09.01.02	30.05.04
710798	Wasser-Und Schiff Ltd	PB	9,203.25	EUR	1.4348		01.01.02	30.01.04

SCHEDULE 3

COUNTER INDEMNITY AMENDMENT AGREEMENT

SCHEDULE 4

SECURITY OVER CASH AGREEMENT AMENDMENT AGREEMENT

QuickLinks

  Exhibit 99.1
  EXECUTION COPY
SCHEDULE 1 Amendments to Original Security Over Cash Agreement
SCHEDULE 1 Form of Release Notice
SIGNATURES
  EXECUTION COPY
SCHEDULE 1 Amendments to Original Counter Indemnity Agreement
SIGNATURES
HSBC Bank plc
SCHEDULE 1 CONDITIONS PRECEDENT
SCHEDULE 2 MIGRATED BONDS
SCHEDULE 3 COUNTER INDEMNITY AMENDMENT AGREEMENT
SCHEDULE 4 SECURITY OVER CASH AGREEMENT AMENDMENT AGREEMENT